Exhibit 3.2

FIRST RESTATED BYLAWS

OF

AVI BIOPHARMA, INC.

(As Amended on April 20, 2010)

ARTICLE I

OFFICES

1.1                                 Principal Office.  The principal office of the corporation shall be located at One SW Columbia, Suite 1105, Portland, Oregon 97258.  The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

1.2                                 Registered Office.  The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

2.1                                 Annual Meeting.  The annual meeting of the shareholders shall be held on a date and time as determined by the Board of Directors in their sole discretion.  The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

2.2                                 Special Meetings.  Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.  The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.

2.3                                 Place of Meetings.  Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors.

2.4                                 Notice of Meetings.  Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder’s address shown in the corporation’s current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

2.5                                 Waiver of Notice.  A shareholder may at any time waive any notice required by law, the Articles of Incorporation, or these Bylaws.  The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes for filing with the corporate records.  A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.  The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.6                                 Record Date.

(a)                                  For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or to take any other action, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders.  The record date shall be the same for all voting groups.

(b)                                 A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c)                                  If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

2.7                                 Shareholders’ List for Meeting.  After the record date for a shareholders’ meeting is fixed by the Board of Directors, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting.  The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder.  The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.  The corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.  Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

2.8                                 Quorum; Adjournment.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter.  A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment.  At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.  Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.

2.9                                 Voting Requirements; Action Without Meeting.  Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation.  If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Articles of Incorporation.  No cumulative voting for directors shall be permitted unless the Articles of Incorporation so provide.  Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.  The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes for filing with the corporate records.  Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.  If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken.  The notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

2.10                           Proxies.

(a)                                  A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder’s attorney-in-fact.  An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes.  An appointment is valid for 11 months unless a longer period is provided in the appointment form.  An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

(b)                                 The death or incapacity of a shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.11                           Corporation’s Acceptance of Votes.

(a)                                  If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b)                                 If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i)                                     The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)                                  The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii)                               The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv)                              The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(v)                                 Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears t6 be acting on behalf of all co-owners.

(c)                                  The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d)                                 The shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the other corporation; provided, however, the corporation may vote any shares, including the corporation’s shares, held by it in a fiduciary capacity.

(e)                                  The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this provision shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection.  Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

2.12                           Advance Notice of Shareholder Proposals and Director Nominations.

(a)                                  Shareholders may nominate one or more persons for election as directors at the annual meeting of shareholders or propose business to be brought before the annual meeting of shareholders, or both, only if (i) such business is a proper matter for shareholder action under the Oregon Business Corporation Act and (ii) the shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations or to propose such business.

(b)                                 Effective for all annual meetings held on or after June 1, 2008, to be timely, a shareholder’s notice relating to the annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders.  However, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.  For purposes of this Section 2.12, a “public announcement” means an announcement in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)                                  To be in proper form a shareholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the shareholder who intends to make the nomination(s) or propose the business, (ii) a representation that the shareholder is a holder of record of stock of the Corporation, that the shareholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to submit the business specified in the notice, (iii) in the case of nomination of a director or directors, the name and address of such nominee or nominees and a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) a brief description of the business desired to be submitted at the meeting and the reasons for proposing such business at the meeting, (v) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors of the Corporation, (vi) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the Corporation if so elected, and (vii) such other information reasonably requested by the Corporation.

(d)                                 The Chairman of a meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

(e)                                  Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.12.  Nothing in this Section 2.12 shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholder a right to have any nominee included in the Corporation’s proxy statement.

ARTICLE III

BOARD OF DIRECTORS

3.1                                 Duties.  All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

3.2                                 Number, Election, and Qualification.  The number of directors of the corporation shall be a minimum of one (1) and a maximum of seven (7) as determined from time to time by the Board of Directors.  Directors elected after 1991 will serve two-year terms beginning at the time of their formal qualification in the year of their election.  The shareholders or Board of Directors may change from time to time the number of directors.  If the Articles of Incorporation establish the number of directors, then, after shares are issued, only the shareholders may change the number of directors.  The directors shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.  Directors need not be residents of the State of Oregon or shareholders of the corporation.  The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

3.3                                 Chairman of the Board of Directors.  The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.

3.4                                 Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

3.5                                 Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any director.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

3.6                                 Notice.  Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least five (5) days prior to the meeting by any means provided by law.  If mailed, notice shall be deemed to be given upon deposit in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid.  If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company.  Notice by all other means shall be deemed to be given when received by the director or a person at the director’s business or residential address whom the person giving notice reasonably believes will deliver or report the notice to the director within 24 hours.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7                                 Waiver of Notice.  A director may at any time waive any notice required by law, the Articles of Incorporation, or these Bylaws.  Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.

3.8                                 Quorum.  A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.9                                 Manner of Acting.

(a)                                  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Bylaws.

(b)                                 Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at the meeting.

(c)                                  Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter.  The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein.  Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

3.10                           Vacancies.  Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director.  If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy.  Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.  A director elected or appointed to fill a vacancy shall be elected or appointed to hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor shall have been elected and qualified.  A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

3.11                           Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12                           Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting.  The right to dissent shall not apply to a director who voted in favor of the action.

3.13                           Director Conflict of Interest.

(a)                                  A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; or the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or the transaction is fair to the corporation.

(b)                                 A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction.  If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.

(c)                                  A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon.  Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction.  A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.

(d)                                 A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

3.14                           Removal.  The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Articles of Incorporation provide for removal for cause only.  If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director.

3.15                           Resignation.  Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the corporation.  Such resignation shall be effective, unless the notice specifies a later effective date, (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee.  Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

4.1                                 Designation of Executive Committee.  The Board of Directors may designate two or more directors to constitute an executive committee.  The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.  No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation.  The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.  The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Articles of Incorporation or these Bylaws.

4.2                                 Powers of Executive Committee.  During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors with respect to the following matters:  authorizing distributions; approving or proposing to the shareholders actions that are required to be approved by the shareholders under the Articles of Incorporation or these Bylaws or by law; filling vacancies on the Board of Directors or any committee thereof; amending the Articles of Incorporation; adopting, amending, or repealing bylaws; approving a plan of merger not requiring shareholder approval; authorizing or approving a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; authorizing or approving the issuance or sale or contract for sale of shares or determining the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the Board of Directors.

4.3                                 Procedures; Meetings; Quorum.

(a)                                  The Board of Directors shall appoint a chairperson from among the members of the executive committee and shall appoint a secretary who may, but need not, be a member of the executive committee.  The chairperson shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings, which shall be filed with the minutes of the corporation.

(b)                                 Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the executive committee.  Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors.

(c)                                  Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting.  A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the executive committee.  Members of the executive committee may hold a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting.

(d)                                 Any action that is required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the executive committee entitled to vote on the matter.  The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein.  Such consent, which shall have the same effect as a unanimous vote of the members of the executive committee, shall be filed with the minutes of the corporation.

(e)                                  The Board of Directors may approve a reasonable fee for the members of the executive committee as compensation for attendance at meetings of the executive committee.

4.4                                 Other Committees.  By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Articles of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees.  Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors.  Such additional committee or committees shall not have the powers proscribed in Section 4.2.

ARTICLE V

OFFICERS

5.1                                 Number.  The officers of the corporation shall be a President and a Secretary.  Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers.  A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors.  Any two or more offices may be held by the same person.

5.2                                 Appointment and Term of Office.  The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders.  If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers.  Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation, or removal.

5.3                                 Qualification.  An officer need not be a director, shareholder, or a resident of the State of Oregon.

5.4                                 Resignation and Removal.  An officer may resign at any time by delivering notice of such resignation to the corporation.  A resignation is effective on receipt unless the notice specifies a later effective date.  If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date.  Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.  Any officer appointed by the Board of Directors may be removed at any time with or without cause.  Appointment of an officer shall not of itself create contract rights.  Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

5.5                                 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

5.6                                 President.  The President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors.  The President shall preside at all meetings of shareholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting).  The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments.  The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors.  The President shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock.  The President shall perform other duties assigned by the Board of Directors.

5.7                                 Vice Presidents.  In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

5.8                                 Secretary.  The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation.  The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors.  In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.7 above, the Secretary shall make such succession.

5.9                                 Assistant Secretaries.  The Assistant Secretaries, when authorized by the Board of Directors or the Bylaws, may sign, with the President or Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors.  The Assistant Secretaries shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.

5.10                           Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

ARTICLE VI

ISSUANCE OF SHARES

6.1                                 Certificates for Shares.

(a)                                  The shares of stock of the corporation shall be represented by certificates in such form as appropriate officers of the corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares, as provided under the Oregon Business Corporation Act.  Such certificates shall be signed, either manually or electronically, by two officers of the corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the corporation or a facsimile thereof.  All certificates for shares shall be consecutively numbered or otherwise identified.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.

(b)                                 Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders, or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the corporation retains a copy of the restriction.  Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c)                                  The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  Each shareholder shall have the duty to notify the corporation of his or her mailing address.  All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.

6.2                                 Transfer of Shares.  A transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3                                 Transfer Agent and Registrar.  The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution.  The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation.

6.4                                 Officer Ceasing to Act.  If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

7.1                                 Contracts.  The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2                                 Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

7.3                                 Checks; Drafts.  All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4                                 Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1                                 Seal.  The Board of Directors from time to time may provide for a seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.”

8.2                                 Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.